12



                          THIRD PARTY FEEDER AGREEMENT

                                      AMONG

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                                       AND

                             AMBAC SECURITIES, INC.

                                       AND

                       CADRE INSTITUTIONAL INVESTORS TRUST







                                   Dated as of

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                                                            TABLE OF CONTENTS

                                                                            PAGE

ARTICLE I. REPRESENTATIONS AND WARRANTIES......................................1
           1.1        Fund.....................................................1
           1.2        CIIT.....................................................2
           1.3        Distributor..............................................3

ARTICLE II.           COVENANTS................................................3
           2.1        Fund.....................................................3
           2.2        CIIT.....................................................4
           2.3        Reasonable Actions.......................................6

ARTICLE III.          INDEMNIFICATION..........................................6
           3.1        Fund and Distributor.....................................6
           3.2        CIIT.....................................................7

ARTICLE IV.           ADDITIONAL AGREEMENTS....................................9
           4.1        Access to Information....................................9
           4.2        Confidentiality..........................................9
           4.3        Obligations of Fund and CIIT ............................9

ARTICLE V. TERMINATION, AMENDMENT.............................................10
           5.1        Termination.............................................10
           5.2        Amendment...............................................10

ARTICLE VI.           GENERAL PROVISIONS......................................10
           6.1        Expenses................................................10
           6.2        Headings................................................10
           6.3        Entire Agreement........................................10
           6.4        Successors..............................................10
           6.5        Governing Law...........................................10
           6.6        Counterparts............................................11
           6.7        Third Parties...........................................11
           6.8        Notices.................................................11
           6.9        Interpretation..........................................11
           6.10       Operation of the Fund...................................12
           6.11       Relationship of Parties; No Joint Venture, Etc. ........12
           6.12       Use of Name.............................................12

Signatures ...................................................................13



                                       i

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                                    AGREEMENT


         THIS AGREEMENT (the "Agreement") is made and entered into as of the ______day of _________, 20__, by and among _____________________________ (the
"Fund"), a common law trust organized and existing under the laws of the State of _______, pursuant to a Declaration of Trust (the "Declaration"), Ambac Securities, Inc. (the "Distributor"), a Delaware Corporation, and Cadre Institutional Investors Trust ("CIIT"), a Delaware Trust, for itself and on behalf of its portfolio (the "Portfolio").

                                   WITNESSETH

         WHEREAS, CIIT is registered under the Investment Company Act of 1940 (the "1940 Act") as an open-end management investment company and the Fund is exempt from such registration;

         WHEREAS, the Fund and Portfolio each have substantially the same investment objective and investment policies;

         WHEREAS, the Fund desires to pursue its investment objective by investing on an ongoing basis all of its investable assets (the "Assets") in the Portfolio (the "Investments") on the terms and conditions set forth in this Agreement;

         WHEREAS, Distributor serves as the Marketing Agent for the Fund;


         NOW, THEREFORE, in consideration of the foregoing, the mutual promises made herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


                                    ARTICLE I

                         REPRESENTATIONS AND WARRANTIES

         1.1 FUND. The Fund represents and warrants to CIIT that:

               (a) ORGANIZATION. The Fund is a trust duly organized and validly existing under the laws of the State of ____________. The Fund has the requisite power and authority to own its property and conduct its business as proposed to be conducted pursuant to this Agreement.

               (b) AUTHORIZATION OF AGREEMENT. The execution and delivery of this Agreement by the Fund and the conduct of business contemplated hereby have been duly authorized by all necessary action on the part of the Fund's Board of Trustees and no other action or proceeding is necessary for the execution and delivery of this Agreement by the Fund, or the performance by the Fund of its obligations hereunder. This Agreement when executed and delivered by the Fund shall constitute a legal, valid and binding obligation of the Fund, enforceable against the Fund in accordance with its terms.

               (c) SEC SECURITIES EXEMPTION. Interests in the Fund are not required to be registered under the Securities Act of 1933 (the "1933 Act").

               (d) FUND ASSETS. The Fund currently intends on an ongoing basis to invest its Assets solely in the Portfolio.

               (e) REGISTRATION STATEMENT. The Fund has reviewed CIIT's registration statement on Form N-lA, as filed with the Securities and Exchange Commission ("SEC") on January 30, 2002, and agrees that the Investments of the Fund will be subject to the terms thereof. The Fund understands and acknowledges that CIIT has the right, in its sole discretion, at any time, to limit or reject additional Investments from the Fund, provided that CIIT shall provide the Fund at least thirty (30) days' advance written notice, or such lesser time as may be agreed to by the parties, of any such limit or rejection.

               (f) INSURANCE. The Fund has in force reasonable insurance coverage against liabilities that may arise as a result of the Fund's and officers' actions on behalf of the Fund.

         1.2 CIIT. CIIT represents and warrants to the Fund that:

               (a) ORGANIZATION. CIIT is a trust duly organized, validly existing and in good standing under the laws of the State of Delaware and the Portfolio is a duly and validly designated series of CIIT. Each of CIIT and Portfolio has the requisite power and authority to own its property and conduct its business as now being conducted.

               (b) AUTHORIZATION OF AGREEMENT. The execution and delivery of this Agreement by CIIT on behalf of the Portfolio and the conduct of business contemplated hereby have been duly authorized by all necessary action on the part of CIIT's Board of Trustees and no other action or proceeding is necessary for the execution and delivery of this Agreement by CIIT on behalf of the Portfolio, or the performance by the Portfolio of its obligations hereunder. This Agreement when executed and delivered by CIIT on behalf of the Portfolio shall constitute a legal, valid and binding obligation of CIIT and the Portfolio, enforceable against CIIT and the Portfolio in accordance with its terms. No meeting of, or consent by, interest-holders of the Portfolio is necessary to approve the issuance of the Interests (as defined below) to the Fund.

               (c) AUTHORIZATION OF ISSUANCE OF SHARES OF BENEFICIAL INTEREST. The issuance by CIIT of shares of beneficial interest in the Portfolio ("Interests") in exchange for the Investments by the Fund has been duly authorized by all necessary action on the part of the Board of Trustees of CIIT.

               (d) 1940 ACT REGISTRATION. CIIT is duly registered as an open-end management investment company under the 1940 Act and such registration is in full force and effect.

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               (e) SEC FILINGS; SECURITIES EXEMPTIONS. CIIT has duly filed with the SEC all forms, reports, proxy statements and other documents (the "SEC Filings") required to be filed under the federal securities laws with respect to the Portfolio. Interests in the Portfolio are not required to be registered under the 1933 Act, because such Interests are offered solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. In addition, Interests in the Portfolio are either noticed for sale or exempt from notice requirements under applicable securities laws in those states or jurisdictions in which Interests are offered and sold. All SEC Filings relating to the Portfolio comply in all material respects with the requirements of the applicable securities laws, and do not, as of the date of this Agreement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         1.3 DISTRIBUTOR. Distributor represents and warrants to CIIT that the execution and delivery of this Agreement by Distributor have been duly authorized by all necessary action on the part of Distributor and no other action or proceeding is necessary for the execution and delivery of this Agreement by Distributor, or the performance by Distributor of its obligations hereunder. This Agreement when executed and delivered by Distributor shall constitute a legal, valid and binding obligation of Distributor, enforceable against Distributor in accordance with its terms.

                                   ARTICLE II

                                    COVENANTS

         2.1 FUND. The Fund covenants that:

               (a) ADVANCE REVIEW OF CERTAIN DOCUMENTS. The Fund will cause its administrative agent to furnish CIIT at least ten (10) business days prior to first use, with drafts of revisions to the Fund's Information Statement. In addition, the Fund will cause its administrative agent to furnish or that administrative agent will cause to be furnished to CIIT at least five (5) business days prior to the earlier of filing or first use, as the case may be, any proposed advertising or sales literature that contains language that describes or refers to CIIT or the Portfolio and that was not previously approved by CIIT. The Fund agrees that it will include in the information statement any material and reasonable comments made by CIIT. CIIT will not, however, in any way be liable to the Fund for any errors or omissions in such documents, whether or not CIIT makes any objection thereto, except to the extent such errors or omissions result from errors in or omissions in information provided in CIIT's 1940 Act registration statement or otherwise provided by CIIT for inclusion therein, or result from the failure of CIIT to provide information required to be provided to the Fund under this Agreement, which information shall not be unreasonably withheld. In addition, neither the Fund nor the Distributor will make any other written or oral representations about CIIT or Portfolio other than those contained in such documents without CIIT's prior written consent.

               (b) 1940 ACT REGISTRATION. The Fund is exempt from registration as an investment company under the 1940 Act.

               (c) TAX STATUS. The Fund is not subject to Federal or ________ state income tax upon the income realized by it, and that the participants therein are likewise not taxable upon distributions to them of such income, provided that the participants are political subdivisions of the State of ___________ for federal tax purposes. Furthermore, neither the Fund nor participants therein, as a result of their investment of public monies in the Fund, are subject to taxation.

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               (d) TAX YEAR. The Fund shall take appropriate action to adopt and maintain the same fiscal year-end as Portfolio (currently the last day of September).

               (e) PROXY VOTING. If requested to vote on matters pertaining to CIIT or the Portfolio, the Fund will vote such shares in accordance with the governing documents of the Fund and all laws and regulations applicable to the Fund.

               (f) COMPLIANCE WITH LAWS. The Fund shall comply, in all material respects, with all applicable laws, rules and regulations in connection with conducting its operations as a local government investment pool under applicable __________ law.

               (g) INSURANCE. The Fund will maintain in full force and effect for so long as this Agreement is in effect insurance coverage against liabilities that may arise as a result of Trustees' and officers' actions on behalf of the , in such amount and covering such liabilities as the Board of Trustees of the Fund deems reasonable.

         2.2 CIIT. CIIT covenants that:

               (a) REDEMPTION. Except as otherwise provided in this Section 2.2(a), redemptions of Interests owned by the Fund will be effected pursuant to
Section 2.2(b). In the event the Fund desires to withdraw its entire Investment from the Portfolio, either by submitting a redemption request or by terminating this Agreement in accordance with Section 5.1 hereof, the Portfolio, unless otherwise agreed to by the parties, and in all cases subject to Sections 17 and 18 of the 1940 Act and the rules and regulations thereunder, will effect such redemption "in kind" and in such a manner that the securities delivered to the Fund or its custodian for the account of the Fund mirror, as closely as practicable, the composition of the Portfolio immediately prior to such redemption. The Portfolio further agrees that, to the extent legally possible, it will not take or cause to be taken any action without the Fund's prior approval that would cause the withdrawal of the Fund's Investments to be treated as a taxable event to the Fund.

               (b) ORDINARY COURSE REDEMPTIONS. The Portfolio will effect redemptions of Interests in accordance with the provisions of the 1940 Act and the rules and regulations thereunder, including, without limitation, Section 17 thereof. All redemption requests other than a withdrawal of the Fund's entire Investment in the Portfolio under Section 2.2(a) or, at the sole discretion of CIIT, a withdrawal (or series of withdrawals over any three (3) consecutive business days) by the Fund of an amount that exceeds 10% of the Portfolio's net asset value, will be effected in cash at the next determined net asset value after the redemption request is received. The Portfolio will use its commercially reasonable efforts to settle redemptions on the business day following the receipt of a redemption request by the Fund and if such next business day settlement is not practicable, will immediately notify the Fund regarding the anticipated settlement date, which shall in all events be a date permitted under the 1940 Act.

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               (c) SEC FILINGS. CIIT will file all SEC Filings required to be filed with the SEC under the securities laws in connection with any meetings of the Portfolio's investors and its registration as an investment company and will provide copies of all such definitive filings to legal counsel for the Fund. The Portfolio's SEC Filings will comply in all material respects with the requirements of the applicable securities laws, and will not, at the time they are filed or used, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

               (d) TAX STATUS. The Portfolio will qualify for treatment as a partnership under the Internal Revenue Code for any taxable year during which this Agreement continues in effect.

               (e) SECURITIES EXEMPTIONS. Interests in the Portfolio have been and will continue to be offered and sold solely in private placement transactions which do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act or require registration under any state law. CIIT will file such documents and take such other actions as may be necessary to qualify the offer and sale of Interests for exemption from qualification under any state law.

               (f) ADVANCE NOTICE OF CERTAIN CHANGES. CIIT shall provide the Fund with reasonable advance written notice of any change in the Portfolio's investment objective, or if CIIT has knowledge that one of the following changes is likely to occur, written notice shall be provided as soon as reasonably possible after CIIT obtains such knowledge, of any material change in the Portfolio's investment policies or activities, any material increase in the Portfolio's fees or expenses, or any change in the Portfolio's fiscal year or time for calculating net asset value. If CIIT is required to obtain shareholder approval of a proposed change affecting the Portfolio, CIIT will seek the Fund's approval as a shareholder of the Portfolio.

               (g) COMPLIANCE WITH LAWS. CIIT shall comply, in all material respects, with all applicable laws, rules and regulations in connection with conducting its operations as a registered investment company. CIIT agrees that the securities in which the Portfolio invests are limited to permitted investments as defined in Section 2.2 of the Declaration and in accordance with
--------------------------------------------------------.

               (h) DELIVERY OF INFORMATION. CIIT shall provide the Fund in writing with such information regarding CIIT and the Portfolio as may reasonably be necessary for the Fund to comply with applicable laws. CIIT shall also provide the Fund with such information as may be necessary for the Fund to file federal and state tax returns. CIIT shall provide the written information described in this paragraph a reasonable period of time prior to the date by which the Fund is required to make any filing or send any report or other document the contents of which includes or is based upon such information, provided the Fund gives CIIT adequate advance notice of the dates by which such information is required.

               (i) INSURANCE. CIIT will maintain in full force and effect for so long as this Agreement is in effect insurance coverage against liabilities that may arise as a result of the Portfolio's business, in such amounts, and covering such liabilities as the Board of Trustees of CIIT deems reasonable.

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         2.3 REASONABLE ACTIONS. Each party covenants that it will, subject to the provisions of this Agreement, from time to time, as and when requested by another party or in its own discretion, as the case may be, execute and deliver or cause to be executed and delivered all such documents, assignments and other instruments, take or cause to be taken such actions, and do or cause to be done all things reasonably necessary, proper or advisable in order to conduct the business contemplated by this Agreement and to carry out its intent and purpose.


                                   ARTICLE III

                                 INDEMNIFICATION

         3.1 Fund and Distributor

               (a) To the extent permitted by law, the Fund and Distributor, respectively agree to indemnify and hold harmless CIIT, and the Portfolio and any director/trustee, officer, employee or agent of CIIT or the Portfolio (in this Section, each, a "Covered Person" and collectively, "Covered Persons"), against any and all losses, claims, demands, damages, liabilities or expenses (including, with respect to each Covered Person, the reasonable cost of investigating and defending against any claims therefor and any counsel fees incurred in connection therewith, except as provided in subparagraph (b)), that are specifically related to the following :

                    (i) arising out of or are based upon any violation or
               alleged violation of any of the securities laws, or any other applicable statute, rule, regulation or common law, or are incurred in connection with or as a result of any formal or informal administrative proceeding or investigation by a regulatory agency, insofar as such violation or alleged violation, proceeding or investigation arises out of or is based upon any direct or indirect omission or commission (or alleged omission or commission) by the Fund or by Distributor, respectively, or by any of its or their trustees/directors, officers, employees or agents, but only insofar as such omissions or commissions relate to the Fund and were not, directly or indirectly, the result of or caused by, in whole or in part, the act or omission of any Covered Person, including without limitations, a violation of any covenant set forth in Section 2.2 above, acting in the capacity which makes them a Covered Person; or

                    (ii) arising out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any advertising or sales literature, or information statement of the Fund, or any amendments or supplements to the foregoing (in this Section, collectively "Offering Documents"), or arising out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was not made in the Offering Documents in reliance upon and in conformity with CIIT's registration statement on Form N-1A and other written information furnished by CIIT to the Fund or by any service provider of CIIT for use therein or for use by the Fund in preparing such documents, including but not limited to any written information contained in CIIT's current registration statement on Form N-1A.

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               PROVIDED, HOWEVER, that in no case shall the Fund or Distributor be liable for indemnification hereunder with respect to any claims made against any Covered Person unless a Covered Person shall have notified the Fund or Distributor in writing within a reasonable time after the summons, other first legal process, notice of a federal, state or local tax deficiency, or formal initiation of a regulatory investigation or proceeding giving information of the nature of the claim shall have properly been served upon or provided to a Covered Person seeking indemnification. Failure to notify the Fund or Distributor of such claim shall not relieve the Fund or Distributor from any liability that either may have to any Covered Person otherwise than on account of the indemnification contained in this Section.

               (b) The Fund and Distributor each will be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but if the Fund and/or Distributor elect(s) to assume the defense, such defense shall be conducted by counsel chosen by the Fund and/or Distributor, as applicable. In the event the Fund and/or Distributor elect(s) to assume the defense of any such suit and retain such counsel, each Covered Person in the suit may retain additional counsel but shall bear the fees and expenses of such counsel unless (A) the Fund and/or Distributor shall have specifically authorized the retaining of and payment of fees and expenses of such counsel or (B) the parties to such suit include any Covered Person and the Fund and/or Distributor, and any such Covered Person has been advised in a written opinion by counsel reasonably acceptable to the Fund and/or Distributor that one or more legal defenses may be available to it that may not be available to the Fund and/or Distributor, in which case the Fund and/or Distributor shall not be entitled to assume the defense of such suit notwithstanding their obligation to bear the fees and expenses of one counsel to such persons. The Fund shall not be required to indemnify any Covered Person for any settlement of any such claim effected without its written consent and Distributor shall not be required to indemnify any Covered Person for any settlement of any such claim effected without its written consent, which consent, in each case, shall not be unreasonably withheld or delayed. The indemnities set forth in paragraph (a) will be in addition to any liability that the Fund and/or Distributor might otherwise have to Covered Persons.

               (c) Nothing contained in this paragraph 3.2 or otherwise in this Agreement shall be interpreted to require the Fund and the Distributor to indemnify each other, for the acts and/or omissions of the other party.

         3.2 CIIT.

               (a) CIIT agrees to indemnify and hold harmless the Fund and Distributor, and any affiliate providing services to the Fund, and any trustee/director, officer, employee or agent of any of them (in this Section, each, a "Covered Person" and collectively, "Covered Persons"), against any and all losses, claims, demands, damages, liabilities or expenses (including, with respect to each Covered Person, the reasonable cost of investigating and defending against any claims therefor and any counsel fees incurred in connection therewith, except as provided in subparagraph (b)), that are specifically related to the following:

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                    (i) arising out of or are based upon any violation or
               alleged violation of any applicable securities laws, or any other applicable statute, rule, regulation or common law or are incurred in connection with or as a result of any formal or informal administrative proceeding or investigation by a regulatory agency, insofar as such violation or alleged violation, proceeding or investigation arises out of or is based upon any direct or indirect omission or commission (or alleged omission or commission) by CIIT, or any of its trustees, officers, employees or agents, but only insofar as such omissions or commissions relate to the Portfolio and were not, directly or indirectly, the result of or caused by, in whole or in part, the act or omission of any Covered Person; or

                    (ii) arising out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any marketing materials for, or any SEC Filing relating to the Portfolio, or any amendments to the foregoing (in this Section, collectively, the "Offering Documents") relating to Portfolio, or arise out of or are based upon the omission or alleged omission to state therein, a material fact required to be stated therein, or necessary to make the statements therein in light of the circumstances under which they were made, not misleading; or

                    (iii) arising out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Offering Documents relating to the Fund or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Fund by CIIT for use therein or for use by the Fund in preparing such documents, including but not limited to any written information contained in CIIT's current registration statement on Form N-1A, or was made as a result of the failure of CIIT to provide information requested by the Fund or Distributor or otherwise required to be provided to them under this Agreement.

               PROVIDED, HOWEVER, that in no case shall CIIT be liable for indemnification hereunder with respect to any claims made against any Covered Person unless a Covered Person shall have notified CIIT in writing within a reasonable time after the summons, other first legal process, notice of a federal, state or local tax deficiency, or formal initiation of a regulatory investigation or proceeding giving information of the nature of the claim shall have properly been served upon or provided to a Covered Person seeking indemnification. Without limiting the generality of the foregoing, CIIT's indemnity to Covered Persons shall include all relevant liabilities of Covered Persons under applicable securities laws, as if the Offering Documents constitute a "prospectus" within the meaning of the 1933 Act, and CIIT had registered its interests under the 1933 Act pursuant to a registration statement meeting the requirements of the 1933 Act. Failure to notify CIIT of such claim shall not relieve CIIT from any liability that it may have to any Covered Person otherwise than on account of the indemnification contained in this Section.

               (b) CIIT will be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but, if CIIT elects to assume the defense, such defense shall be conducted by counsel chosen by CIIT. In the event CIIT elects to assume the defense of any such suit and retain such counsel, each Covered Person in the suit may retain additional counsel but shall bear the fees and expenses of such counsel unless (A) CIIT shall have specifically authorized the retaining of and payment of fees and expenses of such counsel or (B) the parties to such suit include any Covered Person and CIIT, and any such Covered Person has been advised in a written opinion by counsel reasonably acceptable to CIIT that one or more legal defenses may be available to it that may not be available to CIIT, in which case CIIT shall not be entitled to assume the defense of such suit notwithstanding its obligation to bear the fees and expenses of one counsel to such persons. CIIT shall not be required to indemnify any Covered Person for any settlement of any such claim effected without its written consent, which consent shall not be unreasonably withheld or delayed. The indemnities set forth in paragraph (a) will be in addition to any liability that CIIT might otherwise have to Covered Persons.

                                   ARTICLE IV

                              ADDITIONAL AGREEMENTS

         4.1 ACCESS TO INFORMATION. Throughout the life of this Agreement, the Fund and CIIT shall afford each other reasonable access at all reasonable times to such party's officers, employees, agents and offices and to all relevant books and records and shall furnish each other party with all relevant financial and other data and information as such other party may reasonably request.

         4.2 CONFIDENTIALITY. Each party agrees that it shall hold in strict confidence all data and information obtained from another party (unless such information is or becomes readily ascertainable from public or published information or trade sources or public disclosure of such information is required by law) and shall ensure that its officers, employees and authorized representatives do not disclose such information to others without the prior written consent of the party from whom it was obtained, except if disclosure is required by the SEC, any other regulatory body, the Fund's or the Portfolio's respective auditors, or in the opinion of counsel to the disclosing party such disclosure is required by law, and then only with as much prior written notice to the other parties as is practical under the circumstances. Each party hereto acknowledges that the provisions of this Section 4.2 shall not prevent CIIT from filing a copy of this Agreement as an exhibit to a registration statement on Form N-1A as it relates to the Portfolio and that such disclosure by CIIT shall not require any additional consent from the other parties.

         4.3 OBLIGATIONS OF FUND AND CIIT. CIIT agrees that the financial obligations of the Fund under this Agreement shall be binding only upon the assets of the Fund, and that except to the extent liability may be imposed under relevant Securities laws, CIIT shall not seek satisfaction of any such obligation from the officers, agents, employees, trustees or shareholders of the Fund or other classes or series of the Fund. The Fund agrees that the financial obligations of CIIT under this Agreement shall be binding only upon the assets of the Portfolio and that, except to the extent liability may be imposed under relevant Securities laws, the Fund shall not seek satisfaction of any such obligation from the officers, agents, employees, trustees or shareholders of CIIT or other classes or series of CIIT.

                                    ARTICLE V

                             TERMINATION, AMENDMENT

         5.1 .TERMINATION. The provisions of Article III and Sections 3.1, 3.2,
4.2 and 4.3 shall survive any termination of this Agreement.

         5.2 AMENDMENT. This Agreement may be amended, modified or supplemented at any time by written agreement of the parties.


                                   ARTICLE VI

                               GENERAL PROVISIONS

         6.1 EXPENSES. All costs and expenses incurred in connection with this Agreement and the conduct of business contemplated hereby shall be paid by the party incurring such costs and expenses.


         6.2 HEADINGS. The headings and captions contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.


         6.3 ENTIRE AGREEMENT. Except as set forth below, this Agreement sets forth the entire understanding between the parties concerning the subject matter of this Agreement and incorporates or supersedes all prior negotiations and understandings. There are no covenants, promises, agreements, conditions or understandings, either oral or written, between the parties relating to the subject matter of this Agreement other than those set forth herein and the terms, conditions and descriptions set forth in CIIT's Registration Statement, as in effect from time to time.


         6.4 SUCCESSORS. Each and all of the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; PROVIDED, HOWEVER, that neither this Agreement, nor any rights herein granted may be assigned to, transferred to or encumbered by any party, without the prior written consent of the other parties hereto.


         6.5 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.


         6.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing one or more counterparts.

         6.7 THIRD PARTIES. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.


         6.8 NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made when delivered in person or three days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed:


                 If to the Fund:             ___________________


                 With a copy to:             ___________________



                 If to the Distributor:      Ambac Securities, Inc.
                                             Attn:  Legal/Compliance Department
                                             905 Marconi Avenue
                                             Ronkonkoma, NY 11779

                 If to CIIT:                 Cadre Institutional Investors Trust
                                             C/o Anne G. Gill, Esq.
                                             Ambac Financial Group, Inc.
                                             One State Street Plaza
                                             New York, NY 10004

                 With a copy to:             Kenneth Gerstein, Esq.
                                             Schulte Roth & Zabel
                                             900 Third Avenue
                                             New York, NY 10022


         6.9 INTERPRETATION. Any uncertainty or ambiguity existing herein shall not be interpreted against any party, but shall be interpreted according to the application of the rules of interpretation for arms' length agreements.


         6.10 OPERATION OF FUND. Except as otherwise provided herein, this Agreement shall not limit the authority of the Fund or Distributor to take such action as it may deem appropriate or advisable in connection with all matters relating to the operation of the Fund and the sale of its shares.

         6.11 RELATIONSHIP OF PARTIES; NO JOINT VENTURE, ETC. It is understood and agreed that neither the Fund, nor Distributor in its capacity as Marketing Agent for the Fund, shall hold itself out as an agent of CIIT with the authority to bind such party, nor shall CIIT hold itself out as an agent of the Fund or Distributor with the authority to bind such party.


         6.12 USE OF NAME. Except as otherwise provided herein or required by law neither the Fund nor Distributor in its capacity as Marketing Agent for the Fund, shall describe or refer to the name of CIIT, the Portfolio or any derivation thereof, or any affiliate thereof, or to the relationship contemplated by this Agreement in any advertising or promotional materials without the prior written consent of CIIT, nor shall CIIT describe or refer to the name of the Fund or Distributor or any derivation thereof, or any affiliate thereof, or to the relationship contemplated by this Agreement in any advertising or promotional materials without the prior written consent of the Fund or Distributor, as the case may be. In addition, the party required to give its consent shall have at least three (3) business days prior to the earlier of filing or first use, as the case may be, to review the proposed advertising or promotional materials.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers, thereunto duly authorized, as of the date first written above.



                                          --------------------------------------


Dated: _____________, 20_______           By:___________________________________
                                            Name:
                                            Title:  Chairman


                                                    AMBAC SECURITIES, INC.


Dated: _____________, 20__                By:___________________________________
                                                    Name:
                                                    Title:


                                          CADRE INSTITUTIONAL INVESTORS TRUST



Dated: _______________, 20__              By:___________________________________
                                          Name:
                                          Title:






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